EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
2017 FIRST QUARTER FINANCIAL RESULTS

•	Net Income of $13.6 million

•	Quarterly Distribution Coverage Ratio of 1.68 times

•	Balance Sheet Improvement & De-levering. Leverage at 4.42x as of March 31, 2017

KILGORE, Texas, April 26, 2017 (GlobeNewswire) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (the "Partnership") announced today its financial results for the quarter ended March 31, 2017.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership said, “We continue to execute on our stated path of improved distribution coverage and balance sheet leverage; and we delivered strong first quarter 2017 results, including net income of $13.6 million. We followed up our highest distribution coverage quarter ever at the end of 2016 with another strong cash flow and distribution coverage quarter. Based on actual distributions paid during the quarter, we generated a 1.68 times coverage ratio.

“I’m pleased with our performance as Adjusted EBITDA for the quarter ended March 31, 2017 was $46.8 million, approximately 5% ahead of our guidance level as shown on our first quarter earnings slide. Looking across our business segments, Sulfur Services was our strongest performer compared to guidance, beating our estimate by approximately 30%. Fertilizer exceeded expectations on both volume and margin benefiting from favorable market and weather conditions. Also, Marine Transportation outperformed versus plan due to improved efficiency and reduced operating costs. Our Natural Gas Services segment performed below expectation as a result of warmer weather adversely impacting our wholesale propane business. Also, we experienced reduced distributions from our West Texas LPG pipeline joint-venture as a result of lower system throughput in the quarter and the continued rollback of the posted tariff rates by the Railroad Commission of Texas during the ongoing rate proceeding.
“Looking at our balance sheet, I’m pleased with the continued trend toward lower leverage. For the first quarter our bank compliant total leverage ratio which includes certain pro forma adjustments and the positive impact of debt reduction from the follow-on equity offering completed in February, was 4.42 times. This is the Partnership’s lowest leverage since the second quarter of 2013 and represents an improvement of approximately 0.50 times from our year end 2016 level. This debt reduction coincides with cash flow generation and reduced working capital levels primarily concentrated in our Natural Gas Services segment.
Finally, during the quarter we successfully executed the drop down acquisition of the Hondo, Texas asphalt terminal currently under construction from MRMC. Upon completion, which is expected mid-year, the total investment will be $36.0 million and we expect to generate approximately $5.0 million of cash flow on an annual basis. We funded the entire acquisition with proceeds from the follow-on equity offering completed in February.”

The Partnership had net income for the first quarter of 2017 of $13.6 million, or $0.36 per limited partner unit. The Partnership had net income for the first quarter of 2016 of $15.9 million, or $0.33 per limited partner unit. The Partnership's adjusted EBITDA for the first quarter of 2017 was $46.8 million compared to adjusted EBITDA from for the first quarter of 2016 of $49.3 million.

The Partnership's distributable cash flow for the first quarter of 2017 was $30.3 million compared to distributable cash flow for the first quarter of 2016 of $32.5 million.

Revenues for the first quarter of 2017 were $253.3 million compared to the first quarter of 2016 of $225.6 million.

Distributable cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow" in

order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated and condensed financial statements as of and for the three months ended March 31, 2017 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission on April 26, 2017.

An attachment accompanying this announcement is available at http://www.globenewswire.com/NewsRoom/AttachmentNg/f388b630-6c52-43fa-a1a9-43909c676d22.

Investors' Conference Call

An investors’ conference call to review the first quarter results will be held on Thursday, April 27, 2017, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on April 27, 2017 through 10:59 p.m. Central Time on May 8, 2017. The access code for the conference call and the audio replay is Conference ID No. 5945983. The audio replay of the conference call will also be archived on Martin Midstream Partners’ website at www.martinmidstream.com.

About Martin Midstream Partners

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas services, including liquids transportation and distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com or by contacting:

Joe McCreery, IRC - Vice President - Finance & Head of Investor Relations
(903) 988-6425

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSE BALANCE SHEETS
(Dollars in thousands)

	March 31, 2017	December 31, 2016
	(Unaudited)	(Audited)
Assets
Cash	$39	$15
Accounts and other receivables, less allowance for doubtful accounts of $239 and $372, respectively	61,398	80,508
Product exchange receivables	297	207
Inventories	62,051	82,631
Due from affiliates	12,044	11,567
Fair value of derivatives	97	—
Other current assets	3,930	3,296
Assets held for sale	14,264	15,779
Total current assets	154,120	194,003

Property, plant and equipment, at cost	1,251,496	1,224,277
Accumulated depreciation	(400,139)	(378,593)
Property, plant and equipment, net	851,357	845,684

Goodwill	17,296	17,296
Investment in WTLPG	129,211	129,506
Note receivable - affiliate	15,000	15,000
Other assets, net	42,176	44,874
Total assets	$1,209,160	$1,246,363

Liabilities and Partners’ Capital
Trade and other accounts payable	$69,132	$70,249
Product exchange payables	7,260	7,360
Due to affiliates	3,288	8,474
Income taxes payable	1,050	870
Fair value of derivatives	164	3,904
Other accrued liabilities	18,322	26,717
Total current liabilities	99,216	117,574

Long-term debt, net	750,735	808,107
Other long-term obligations	5,997	8,676
Total liabilities	855,948	934,357

Commitments and contingencies (Note 17)
Partners’ capital	353,212	312,006
Total partners’ capital	353,212	312,006
Total liabilities and partners' capital	$1,209,160	$1,246,363

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 26, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2017	2016
Revenues:
Terminalling and storage *	$24,658	$31,705
Marine transportation *	12,821	16,346
Natural gas services*	14,665	16,097
Sulfur services	2,850	2,700
Product sales: *
Natural gas services	126,657	91,091
Sulfur services	39,527	39,475
Terminalling and storage	32,147	28,191
	198,331	158,757
Total revenues	253,325	225,605

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	108,179	78,544
Sulfur services *	24,483	27,524
Terminalling and storage *	26,446	23,832
	159,108	129,900
Expenses:
Operating expenses *	35,057	41,232
Selling, general and administrative *	9,921	8,171
Depreciation and amortization	25,336	22,048
Total costs and expenses	229,422	201,351

Other operating income (loss)	(155)	84
Operating income	23,748	24,338

Other income (expense):
Equity in earnings of WTLPG	905	1,677
Interest expense, net	(10,920)	(10,112)
Other, net	30	62
Total other expense	(9,985)	(8,373)

Net income before taxes	13,763	15,965
Income tax expense	(180)	(51)
Net income	13,583	15,914
Less general partner's interest in net income	(272)	(4,211)
Less income allocable to unvested restricted units	(35)	(43)
Limited partners' interest in net income	$13,276	$11,660

Net income per unit attributable to limited partners - basic	$0.36	$0.33
Net income per unit attributable to limited partners - diluted	$0.36	$0.33
Weighted average limited partner units - basic	37,321	35,354
Weighted average limited partner units - diluted	37,367	35,366

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 26, 2017.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended
	March 31,
	2017	2016
Revenues:*
Terminalling and storage	$19,704	$20,958
Marine transportation	4,325	6,411
Natural gas services	112	313
Product Sales	1,430	700
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	8,894	3,385
Sulfur services	3,675	3,812
Terminalling and storage	5,067	3,385
Expenses:
Operating expenses	16,376	17,357
Selling, general and administrative	7,568	5,432

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 26, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Dollars in thousands)

	Partners’ Capital
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - January 1, 2016	35,456,612	$380,845	$13,034	$393,879
Net income	—	11,703	4,211	15,914
Issuance of restricted units	13,800	—	—	—
Forfeiture of restricted units	(250)	—	—	—
Cash distributions	—	(28,795)	(4,560)	(33,355)
Reimbursement of excess purchase price over carrying value of acquired assets	—	750	—	750
Unit-based compensation	—	222	—	222
Purchase of treasury units	(15,200)	(330)	—	(330)
Balances - March 31, 2016	35,454,962	$364,395	$12,685	$377,080

Balances - January 1, 2017	35,452,062	$304,594	$7,412	$312,006
Net income	—	13,311	272	13,583
Issuance of common units, net of issuance related costs	2,990,000	51,188	—	51,188
Issuance of restricted units	12,000	—	—	—
Forfeiture of restricted units	(1,500)	—	—	—
General partner contribution	—	—	1,098	1,098
Cash distributions	—	(17,725)	(362)	(18,087)
Unit-based compensation	—	186	—	186
Excess purchase price over carrying value of acquired assets	—	(7,887)	—	(7,887)
Reimbursement of excess purchase price over carrying value of acquired assets	—	1,125	—	1,125
Balances - March 31, 2017	38,452,562	$344,792	$8,420	$353,212

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 26, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$13,583	$15,914
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,336	22,048
Amortization of deferred debt issuance costs	721	715
Amortization of premium on notes payable	(77)	(77)
(Gain) loss on sale of property, plant and equipment	155	(84)
Equity in earnings of unconsolidated entities	(905)	(1,677)
Derivative (income) loss	2,495	(2,001)
Net cash (paid) received for commodity derivatives	(6,332)	1,215
Net cash received for interest rate derivatives	—	160
Net premiums received on derivatives that settled during the year on interest rate swaption contracts	—	630
Unit-based compensation	186	222
Cash distributions from WTLPG	1,200	2,500
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	19,110	15,136
Product exchange receivables	(90)	49
Inventories	20,580	17,966
Due from affiliates	(477)	(1,432)
Other current assets	(491)	1,142
Trade and other accounts payable	(2,560)	(13,078)
Product exchange payables	(100)	(2,811)
Due to affiliates	(5,186)	(2,640)
Income taxes payable	180	51
Other accrued liabilities	(11,083)	(8,223)
Change in other non-current assets and liabilities	281	(419)
Net cash provided by operating activities	56,526	45,306

Cash flows from investing activities:
Payments for property, plant and equipment	(6,477)	(17,298)
Acquisitions	(19,533)	—
Acquisition of intangible assets	—	(2,150)
Payments for plant turnaround costs	(1,394)	(991)
Proceeds from sale of property, plant and equipment	1,481	113
Net cash used in investing activities	(25,923)	(20,326)

Cash flows from financing activities:
Payments of long-term debt	(133,000)	(86,200)
Proceeds from long-term debt	75,000	94,200
Proceeds from issuance of common units, net of issuance related costs	51,188	—
General partner contribution	1,098	—
Purchase of treasury units	—	(330)
Payment of debt issuance costs	(16)	(30)
Excess purchase price over carrying value of acquired assets	(7,887)	—
Reimbursement of excess purchase price over carrying value of acquired assets	1,125	750
Cash distributions paid	(18,087)	(33,355)
Net cash used in financing activities	(30,579)	(24,965)

Net increase (decrease) in cash	24	15
Cash at beginning of period	15	31
Cash at end of period	$39	$46
Non-cash additions to property, plant and equipment	$3,262	$3,292

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 26, 2017.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended March 31, 2017 and 2016

	Three Months Ended March 31,		Variance	Percent Change
	2017	2016
	(In thousands, except BBL per day)
Revenues:
Services	$26,431	$33,157	$(6,726)	(20)%
Products	32,147	28,193	3,954	14%
Total revenues	58,578	61,350	(2,772)	(5)%

Cost of products sold	27,011	24,350	2,661	11%
Operating expenses	15,645	18,716	(3,071)	(16)%
Selling, general and administrative expenses	1,325	1,100	225	20%
Depreciation and amortization	15,477	9,998	5,479	55%
	(880)	7,186	(8,066)	(112)%
Other operating income (loss)	(13)	100	(113)	(113)%
Operating income (loss)	$(893)	$7,286	$(8,179)	(112)%

Lubricant sales volumes (gallons)	5,334	5,146	188	4%
Shore-based throughput volumes (guaranteed minimum) (gallons)	41,667	50,000	(8,333)	(17)%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%
Corpus Christi crude terminal (BBL per day)	—	92,635	(92,635)	(100)%

Natural Gas Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2017 and 2016

	Three Months Ended March 31,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues:
Services	$14,665	$16,097	$(1,432)	(9)%
Products	126,657	91,091	35,566	39%
Total revenues	141,322	107,188	34,134	32%

Cost of products sold	109,303	79,348	29,955	38%
Operating expenses	5,658	5,519	139	3%
Selling, general and administrative expenses	3,051	2,304	747	32%
Depreciation and amortization	6,161	6,974	(813)	(12)%
Operating income	$17,149	$13,043	$4,106	31%

Distributions from unconsolidated entities	$1,200	$2,500	$(1,300)	(52)%

NGL sales volumes (Bbls)	2,810	3,202	(392)	(12)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2017 and 2016

	Three Months Ended March 31,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues:
Services	$2,850	$2,700	$150	6%
Products	39,527	39,475	52	—%
Total revenues	42,377	42,175	202	—%

Cost of products sold	24,574	27,615	(3,041)	(11)%
Operating expenses	3,247	2,757	490	18%
Selling, general and administrative expenses	1,021	958	63	7%
Depreciation and amortization	2,033	1,970	63	3%
	11,502	8,875	2,627	30%
Other operating loss	(22)	(16)	(6)	38%
Operating income	$11,480	$8,859	$2,621	30%

Sulfur (long tons)	217	157	60	38%
Fertilizer (long tons)	94	83	11	13%
Total sulfur services volumes (long tons)	311	240	71	30%

Marine Transportation Segment

Comparative Results of Operations for the Three Months Ended March 31, 2017 and 2016

	Three Months Ended March 31,		Variance	Percent Change
	2017	2016
	(In thousands)
Revenues	$13,414	$16,902	$(3,488)	(21)%
Operating expenses	11,093	14,837	(3,744)	(25)%
Selling, general and administrative expenses	104	(419)	523	(125)%
Depreciation and amortization	1,665	3,106	(1,441)	(46)%
	552	(622)	1,174	(189)%
Other operating loss	(120)	—	(120)
Operating income (loss)	$432	$(622)	$1,054	(169)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three months ended March 31, 2017 and 2016, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended
	March 31,
	2017	2016
	(in thousands)
Net income	$13,583	$15,914
Adjustments:
Interest expense	10,920	10,112
Income tax expense	180	51
Depreciation and amortization	25,336	22,048
EBITDA	50,019	48,125
Adjustments:
Equity in earnings of unconsolidated entities	(905)	(1,677)
(Gain) loss on sale of property, plant and equipment	155	(84)
Unrealized mark-to-market on commodity derivatives	(3,837)	210
Distributions from unconsolidated entities	1,200	2,500
Unit-based compensation	186	222
Adjusted EBITDA	46,818	49,296
Adjustments:
Interest expense	(10,920)	(10,112)
Income tax expense	(180)	(51)
Amortization of debt premium	(77)	(77)
Amortization of deferred debt issuance costs	721	715
Non-cash mark-to-market on interest rate derivatives	—	(206)
Payments for plant turnaround costs	(1,394)	(991)
Maintenance capital expenditures	(4,668)	(6,044)
Distributable Cash Flow	$30,300	$32,530